June 5, 2013

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of Flow Tech Solutions, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated June 6, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC